UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

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BorgWarner Inc.

(Name of Registrant as Specified In its Charter)

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ADDITIONAL INFORMATION REGARDING PROPOSAL 4 TO BE CONSIDERED AT THE 2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, APRIL 30, 2014
The following information relates to the proxy statement (the “Proxy Statement”) of BorgWarner, Inc. (the “Company”), dated March 21, 2014, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2014 Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”). All capitalized terms used in this supplement to the Proxy Statement (the “Supplement”) and not otherwise defined herein have the meaning ascribed to them in the Proxy Statement. This information is in addition to the information required to be provided to the Company’s stockholders under the applicable proxy disclosure rules as set forth in the Proxy Statement.
THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
Supplemental Disclosure Concerning Proposal 4
For 2011, 2012 and 2013, the average burn rate at which shares of Company common stock were granted under the Amended and Restated 2004 Stock Incentive Plan as a percentage of average basic shares outstanding in those years was 0.74% based on what the Company understands to be the Institutional Shareholder Services (“ISS”) calculation methodology. This is well below the burn rate cap of 3.81% that the Company understands to be what ISS applies for the Company’s industry.
Total potential dilution (as a percentage of fully diluted shares of Company common stock outstanding) associated with the 8,000,000 shares of Company common stock to be authorized under the 2014 Stock Incentive Plan plus the 3,407,542 shares subject to outstanding awards under the Amended and Restated 2004 Stock Incentive Plan (as of December 31, 2013) is 4.76% under what the Company understands to be the ISS methodology. For the Company’s peer group used by ISS, the Company understands that the median total potential dilution (as a percentage of fully diluted shares outstanding) was 10.31%.
The historical burn rate and the potential dilution described above may not be indicative of what the actual amounts will be in the future. The 2014 Share Incentive Plan does not contemplate the amount or timing of specific equity awards. The potential dilution is a forward-looking statement. Forward-looking statements are not facts. Actual results may differ materially because of factors such as those identified in the periodic reports the Company has filed with the Securities and Exchange Commission.
In their respective proxy advisory reports issued in connection with the Annual Meeting, ISS, Glass Lewis & Co., and Egan-Jones have each recommended that stockholders vote “FOR” Proposal 4.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 4.